EXHIBIT 11
THE DIXIE GROUP, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

(amounts in thousands, except per share data)

                                Three Months Ended       Six Months Ended
                                ___________________     ___________________

                                June 28,   June 29,     June 28,   June 29,
                                  1997       1996         1997       1996
                                ________   ________     ________   ________
PRIMARY:
             NET INCOME         $  3,300   $  1,320     $  6,281   $    329
                                ________   ________     ________   ________
                                ________   ________     ________   ________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock             11,202     11,200       11,202     11,198

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price                198          5          165          4

Net effect of stock
 subscriptions based on
 the treasury stock method
 using average market price          161        -0-          157        -0-
                                ________   ________     ________   ________

          TOTAL SHARES            11,561     11,205       11,524     11,202
                                ________   ________     ________   ________
                                ________   ________     ________   ________



         PER SHARE AMOUNT       $    .29   $    .12     $    .55   $    .03
                                ________   ________     ________   ________
                                ________   ________     ________   ________




FULLY DILUTED:
  Net income                    $  3,300   $  1,320     $  6,281   $    329
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                   -0-        -0-           -0-       -0-
                                ________   ________     ________   ________

       ADJUSTED NET INCOME      $  3,300   $  1,320     $  6,281   $    329
                                ________   ________     ________   ________
                                ________   ________     ________   ________

EXHIBIT 11
THE DIXIE GROUP, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                                Three Months Ended       Six Months Ended
                                ___________________     ___________________

                                June 28,   June 29,     June 28,   June 29,
                                  1997       1996         1997       1996
                                ________   ________     ________   ________
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock             11,202     11,200       11,202     11,198

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                        441          6          414          6

Net effect of stock
 subscriptions based on the
 treasury stock method using
 quarter end market price
 if lower than the average
 market price                        236        -0-          238        -0-

Net effect of conversion of
 convertible subordinated
 debentures (A)                      -0-        -0-          -0-        -0-
                                ________   ________     ________   ________

             TOTAL SHARES         11,879     11,206       11,854     11,204
                                ________   ________     ________   ________
                                ________   ________     ________   ________



         PER SHARE AMOUNT       $    .28   $    .12     $    .53   $    .03
                                ________   ________     ________   ________
                                ________   ________     ________   ________



(A) Conversion of convertible subordinated debentures to 1,391 shares with an after-tax interest requirement of $473 for the three months ended June 28, 1997 and June 29, 1996, respectively and of $945 for the six months ended June 28, 1997 and June 29, 1996, respectively has been excluded from computation since the effect was anti-dilutive.